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                                                             Exhibit 23.2
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 2000 Equity Incentive Plan and 2000
Employee Stock Purchase Plan of Nabi of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Nabi included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP
Miami, Florida
June 7, 2000